EXHIBIT 11

                     EVANS & SUTHERLAND COMPUTER CORPORATION
                         EARNINGS PER SHARE CALCULATION
                                    Unaudited
                     (In thousands except per share amounts)


                                                        Three Months Ended                  Three Months Ended
                                                           March 27,1998                       March 28,1997
                                                  --------------------------------    --------------------------------
                                                     Basic             Diluted            Basic            Diluted
                                                  -------------     --------------    --------------     -------------

Average number of common shares
 outstanding during the period

   Common shares outstanding
    during the entire period                             9,067              9,067             9,059             9,059

   Weighted average common shares
    issued during the period                                12                 12                 8                 8
                                                  -------------     --------------    --------------     -------------

   Weighted average number of
    common shares outstanding                            9,079              9,079             9,067             9,067

   Weighted average number of
    dilutive common equivalent
    shares outstanding                                       -                381                 -               373
                                                  -------------     --------------    --------------     -------------

   Weighted average common and
    dilutive common equivalent
    shares outstanding                                   9,079              9,460             9,067             9,440
                                                  =============     ==============    ==============     =============

   Net earnings applicable to
    common stock                                        $1,589             $1,589            $1,411            $1,411
                                                  =============     ==============    ==============     =============

   Net earnings per common and
    dilutive common equivalent
    share outstanding                                    $0.18              $0.17             $0.16             $0.15
                                                  =============     ==============    ==============     =============